Exhibit F

                             ARTICLES SUPPLEMENTARY

                                       TO

                 THE ARTICLES OF INCORPORATION OF iSHARES, INC.


     iShares, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Immediately prior to the filing of these Articles Supplementary
     (i) the Corporation was authorized to issue ten billion nine hundred million (10,900,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of ten million nine hundred thousand dollars ($10,900,000), (ii) 9,099,425,000 authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's twenty-eight series as follows:

          iShares MSCI Australia Index Fund                   127,800,000
          iShares MSCI Austria Index Fund                      19,800,000
          iShares MSCI Belgium Index Fund                     136,200,000
          iShares MSCI Brazil (Free) Index Fund               500,000,000
          iShares MSCI Canada Index Fund                      340,200,000
          iShares MSCI EMU Index Fund                         500,000,000
          iShares MSCI France Index Fund                      340,200,000
          iShares MSCI Germany Index Fund                     382,200,000
          iShares MSCI Greece Index Fund                      200,000,000
          iShares MSCI Hong Kong Index Fund                   191,400,000
          iShares MSCI Indonesia (Free) Index Fund            200,000,000
          iShares MSCI Italy Index Fund                        63,600,000
          iShares MSCI Japan Index Fund                     2,124,600,000
          iShares MSCI Malaysia (Free) Index Fund             127,800,000
          iShares MSCI Mexico (Free) Index Fund               255,000,000
          iShares MSCI Netherlands Index Fund                 255,000,000
          iShares MSCI Portugal Index Fund                    200,000,000
          iShares MSCI Singapore (Free) Index Fund            191,400,000
          iShares MSCI South Africa Index Fund                200,000,000
          iShares MSCI South Korea Index Fund                 200,000,000
          iShares MSCI Spain Index Fund                       127,800,000
          iShares MSCI Sweden Index Fund                       63,600,000
          iShares MSCI Switzerland Index Fund                 318,625,000
          iShares MSCI Taiwan Index Fund                      200,000,000
          iShares MSCI Thailand (Free) Index Fund             200,000,000
          iShares MSCI Turkey Index Fund                      200,000,000
          iShares MSCI United Kingdom Index Fund              934,200,000
          iShares MSCI USA Index Fund                         500,000,000

     and (iii) the remaining 1,800,575,000 authorized shares of Common Stock were undesignated as to series.

          SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, Section 2-105(a) of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of its Common Stock, and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value one tenth of one cent per share ($.001), the Corporation has the authority to issue by two billion (2,000,000,000) shares, i.e., from ten billion nine hundred million (10,900,000,000) shares to twelve billion nine hundred million (12,900,000,000) shares, (ii) designated the following named series of Common Stock; iShares MSCI All Country Far East (Free) Ex Japan Index Fund, iShares MSCI All Country World Index Fund, iShares MSCI Emerging Markets (Free) Index Fund, iShares MSCI Emerging Markets Latin America Index Fund, iShares MSCI Europe Index Fund, iShares MSCI Israel Index Fund and iShares MSCI Pacific Ex Japan Index Fund and (iii) provided for the issuance of shares of each of the series described in item (ii) above. Each series so designated shall consist, until further changed, of the number of shares allocated to such series by the Board of Directors as set forth below:

          iShares MSCI All Country Far East (Free) Ex Japan Index Fund       500,000,000
          iShares MSCI All Country World Index Fund                          500,000,000
          iShares MSCI Emerging Markets (Free) Index Fund                    500,000,000
          iShares MSCI Emerging Markets Latin America Index Fund             500.000,000
          iShares MSCI Europe Index Fund                                     500,000,000
          iShares MSCI Israel Index Fund                                     500,000,000
          iShares MSCI Pacific Ex Japan Fund                                 500,000,000

     with the result that the authorized shares of Common Stock are now allocated as follows:

          iShares MSCI All Country Far East (Free) Ex Japan Index Fund       500,000,000
          iShares MSCI All Country World Index Fund                          500,000,000
          iShares MSCI Australia Index Fund                                  127,800,000
          iShares MSCI Austria Index Fund                                     19,800,000
          iShares MSCI Belgium Index Fund                                    136,200,000
          iShares MSCI Brazil (Free)Index Fund                               500,000,000
          iShares MSCI Canada Index Fund                                     340,200,000
          iShares MSCI Emerging Markets (Free) Index Fund                    500,000,000
          iShares MSCI Emerging Markets Latin America Index Fund             500,000,000
          iShares MSCI EMU Index Fund                                        500,000,000
          iShares MSCI Europe Index Fund                                     500,000,000
          iShares MSCI France Index Fund                                     340,200,000

          iShares MSCI Germany Index Fund                            382,200,000
          iShares MSCI Greece Index Fund                             200,000,000
          iShares MSCI Hong Kong Index Fund                          191,400,000
          iShares MSCI Indonesia (Free) Index Fund                   200,000,000
          iShares MSCI Israel Index Fund                             500,000,000
          iShares MSCI Italy Index Fund                               63,600,000
          iShares MSCI Japan Index Fund                            2,124,600,000
          iShares MSCI Malaysia (Free) Index Fund                    127,800,000
          iShares MSCI Mexico (Free) Index Fund                      255,000,000
          iShares MSCI Netherlands Index Fund                        255,000,000
          iShares MSCI Pacific Ex Japan Index Fund                   500,000,000
          iShares MSCI Portugal Index Fund                           200,000,000
          iShares MSCI Singapore (Free) Index Fund                   191,400,000
          iShares MSCI South Africa Index Fund                       200,000,000
          iShares MSCI South Korea Index Fund                        200,000,000
          iShares MSCI Spain Index Fund                              127,800,000
          iShares MSCI Sweden Index Fund                              63,600,000
          iShares MSCI Switzerland Index Fund                        318,625,000
          iShares MSCI Taiwan Index Fund                             200,000,000
          iShares MSCI Thailand (Free) Index Fund                    200,000,000
          iShares MSCI Turkey Index Fund                             200,000,000
          iShares MSCI United Kingdom Index Fund                     934,200,000
          iShares MSCI USA Index Fund                                500,000,000

     and the remaining 300,575,000 authorized shares of Common Stock remain undesignated as to series.

          THIRD: The terms of the shares of each series of Common Stock designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on September 1, 1994, as amended by Articles of Amendment dated February 29, 1996, Articles Supplementary dated December 9, 1999 and Articles of Amendment dated May 12, 2000.

          FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

          FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is twelve billion nine hundred million (12,900,000,000) shares of its Common Stock, par value one tenth of one cent per share ($.001), for an aggregate par value of twelve million nine hundred thousand ($12,900,000) dollars.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Assistant Secretary and witnessed by its Assistant Treasurer on September 17, 2001.

WITNESS:                                    iSHARES, INC.




By:    /s/ Jo Anne Bennick                  By:      /s/ John P. Falco
     ----------------------------------          -------------------------------
Name:  Jo Anne Bennick                      Name:  John P. Falco
Title: Assistant Treasurer                  Title: Assistant Secretary



     THE UNDERSIGNED, Assistant Secretary of iShares, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                               /s/ John P. Falco
                                            ------------------------------------
                                            Name: John P. Falco